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                                  EXHIBIT 21

                        Subsidiaries of the Registrant

     The following are the subsidiaries of Fulton Financial Corporation:
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
                                           State of        Name Under
                                         Incorporation   Which Business
Subsidiary                              or Organization   is Conducted
----------                              ---------------  --------------
Fulton Bank                               Pennsylvania        Fulton
One Penn Square                                               Bank
P.O. Box 4887
Lancaster, Pennsylvania 17604

Farmers Trust Bank                        Pennsylvania        Farmers
817 Cumberland Street                                         Trust
Lebanon, Pennsylvania 17042                                   Bank

Swineford National Bank                   Pennsylvania        Swineford
227 East Main Street                                          National
Middleburg, Pennsylvania 17842                                Bank
(National Banking Organization)

Lafayette Bank                            Pennsylvania        Lafayette
360 Northampton Street                                        Bank
Easton, Pennsylvania 18042

Fulton Financial Realty Company           Pennsylvania        Fulton
One Penn Square                                               Financial
P.O. Box 4887                                                 Realty
Lancaster, Pennsylvania 17604                                 Company

Fulton Life Insurance Company             Arizona             Fulton Life
One Penn Square                                               Insurance
P.O. Box 4887                                                 Company
Lancaster, Pennsylvania 17604

FNB Bank, N.A.                            Pennsylvania        FNB Bank,
354 Mill Street                                               N.A.
P.O. Box 279
Danville, Pennsylvania 17821

Great Valley Savings Bank                 Pennsylvania        Great Valley
210 North 5th Street                                          Savings Bank
P. O. Box 1342
Reading, Pennsylvania 19603
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
Hagerstown Trust Company                  Maryland            Hagerstown
83 West Washington Street                                     Trust
Hagerstown, Maryland 21740                                    Company

Central Pennsylvania                      Pennsylvania        Central
Financial Corporation                                         Pennsylvania
100 West Independence Street                                  Financial
Shamokin, PA 17872                                            Corporation

Delaware National Bank                    Delaware            Delaware
Route 113 North                                               National
P. O. Box 520                                                 Bank
Georgetown, DE 19947


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